Exhibit 99.1
Skyward Specialty Insurance Group Reports Fourth Quarter 2025 Results
Houston, TX – February 23, 2026 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Group” or the “Company”), today reported fourth quarter 2025 net income of $43.2 million, or $1.03 per diluted share, compared to $14.4 million, or $0.35 per diluted share, for the same 2024 period. Net income for the year ended 2025 was $170.0 million, or $4.07 per diluted share, compared to $118.8 million, or $2.87 per diluted share, for the same 2024 period.
Adjusted operating income(1) for the fourth quarter of 2025 was $48.9 million, or $1.17 per diluted share, compared to $33.2 million, or $0.80 per diluted share, for the same 2024 period. Adjusted operating income(1) for the year ended 2025 was $167.4 million, or $4.00 per diluted share, compared to $126.6 million, or $3.06 per diluted share, for the same 2024 period.
Highlights for the fourth quarter included:
•Gross written premiums of $439.5 million, an increase of 13.2% compared to 2024;
•Combined ratio of 88.5%;
•Ex-Cat combined ratio of 87.7%;
•Return on equity of 18.9% for the year ended December 31, 2025; and,
•Book value per share of $24.92, an increase of 26% compared to December 31, 2024.

(1) See “Reconciliation of Non-GAAP Financial Measures”
Skyward Group Chairman and CEO Andrew Robinson commented, “The fourth quarter was another excellent quarter and capped off a truly transformational year for the Company. Similar to the previous three quarters, we delivered Company bests in adjusted operating income(1), underwriting income(1) and the combined ratio of 88.5%. Our gross written premiums growth in the quarter of 13% culminated a year of 24% growth, and our return on equity and return on tangible equity of 18.9% and 20.9%(1) respectively for the full year are simply outstanding.”
“Our focus and disciplined execution of our ‘Rule Our Niche’ strategy, underscored by the strength of our intentionally built, diversified portfolio, where nearly half of our business is in non-cycle exposed lines, positions us particularly well given the evolving property and casualty market backdrop. As we look forward, together with additional capabilities and the outstanding Apollo team, we are extremely well-positioned as a Company to continue to build and maintain winning positions across the specialty insurance market and generate top quartile returns and long-term, sustainable shareholder value.”

Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended December 31,			Twelve months ended December 31,
unaudited	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$439,487	$388,355	13.2%	$2,166,236	$1,743,232	24.3%
Ceded written premiums	$(156,906)	$(117,328)	33.7%	$(760,004)	$(619,654)	22.6%
Net retention	64.3%	69.8%	NM (1)	64.9%	64.5%	NM (1)
Net written premiums	$282,581	$271,027	4.3%	$1,406,232	$1,123,578	25.2%
Net earned premiums	$356,800	$293,240	21.7%	$1,304,505	$1,056,722	23.4%
(1) Not meaningful

The increase in gross written premiums for the fourth quarter, compared to the same period in 2024, was primarily driven by growth in accident & health, specialty programs and surety, while the year‑over‑year increase for 2025 was driven by these divisions, as well as the agriculture and credit (re)insurance division.

Combined Ratio	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2025	2024	2025	2024
Non-cat loss and LAE	60.9%	60.5%	60.3%	60.6%
Cat loss and LAE(1)	0.8%	2.2%	1.2%	1.7%
Prior accident year development(2)	(2.1)%	4.2%	(0.6)%	1.1%
Loss Ratio	59.6%	66.9%	60.9%	63.4%
Net policy acquisition costs	16.0%	15.3%	15.0%	14.2%
Other operating and general expenses	13.0%	13.9%	13.9%	15.3%
Commission and fee income	(0.1)%	(0.3)%	(0.5)%	(0.6)%
Expense ratio	28.9%	28.9%	28.4%	28.9%
Combined ratio	88.5%	95.8%	89.3%	92.3%
Ex-Cat Combined Ratio(3)	87.7%	93.6%	88.1%	90.6%

(1) Current accident year
(2) Prior accident year development for the fourth quarter and year-ended 2024 was due to the net impact of the LPT..
(3) Defined as the combined ratio excluding cat loss and LAE(1)

The loss ratios for the fourth quarter and year ended 2025 improved 7.3 points and 2.5 points, respectively, when compared to the same 2024 periods. The quarter and year ended 2025 benefited from (i) favorable prior accident year development compared to adverse development in the same 2024 periods, and (ii) less catastrophe losses when compared to the same 2024 periods.
The expense ratios for the fourth quarter and year ended 2025 were flat and improved 0.5 points, respectively, when compared to the same 2024 periods due to earnings leverage offset by higher acquisition costs due to the business mix shift.

Investment Results

Net Investment Income
$ in thousands	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2025	2024	2025	2024
Short-term investments & cash and cash equivalents	$3,132	$3,998	$15,877	$17,643
Fixed income	22,530	15,909	77,888	57,631
Equities	59	771	1,380	2,745
Alternative & strategic investments	(2,209)	56	(11,526)	2,581
Net investment income	$23,512	$20,734	$83,619	$80,600
Net unrealized (losses) gains on securities still held	$5,122	$(7,688)	$(1,555)	$7,921
Net realized gains	107	(2,725)	23,704	(1,579)
Net investment gains (losses)	$5,229	$(10,413)	$22,149	$6,342

Net investment income for the fourth quarter and year ended 2025 increased $2.8 million and $3.0 million, respectively when compared to the same 2024 periods, driven by increased income from our fixed income portfolio due to a higher yield and larger asset base.
The alternative & strategic investments portfolio continued to be impacted by the decline in the fair value of limited partnership investments. The decreases in income from the short-term investments & cash and cash equivalents was due to an overall decrease in yields when compared to the same 2024 periods. The decrease in income from equities was due to the sale of the equity portfolio in the third quarter of 2025.
Stockholders’ Equity
Stockholders’ equity was $1,009.6 million at December 31, 2025 which represented an increase of 5.0% when compared to stockholders' equity of $961.4 million at September 30, 2025. The increase in stockholders’ equity was primarily due to net income and an increase in the market value of our investment portfolio.

Conference Call
At 8:30 a.m. eastern time tomorrow, February 24, 2026, Company management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Group is the holding company brand for its U.S. and Lloyds businesses, Skyward Specialty Insurance Group, Inc.® and Apollo, respectively, delivering a comprehensive suite of specialized insurance solutions across global specialty property and casualty markets. Focused on the specialty industry’s most niche, complex risks of today and the emerging challenges of tomorrow, Skyward Group leverages the forward-looking insight and disciplined execution of each organization to drive sustainable growth and long-term value for its shareholders, distribution partners and other stakeholders.
For more information about Skyward Group, Skyward Specialty and Apollo, please visit skywardgroup.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Media Contact
Haley Doughty
Skyward Specialty Insurance Group
713-935-4944
hdoughty@skywardinsurance.com
Investor Contact
Kevin Reed
Skyward Specialty Insurance Group
713-206-7860
kreed@skywardinsurance.com

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	December 31, 2025	December 31, 2024
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (net of allowance for credit losses of $7,000 and $0, respectively) (amortized cost of $1,848,755 and $1,320,266, respectively)	$1,856,303	$1,292,218
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $468 and $243, respectively)	32,822	39,153
Equity securities, at fair value	1,174	106,254
Mortgage loans, at fair value	9,902	26,490
Equity method investments	77,365	98,594
Other long-term investments	58,650	33,182
Short-term investments, at fair value	264,299	274,929
Total investments	2,300,515	1,870,820
Cash and cash equivalents	168,544	121,603
Restricted cash	30,570	35,922
Premiums receivable, net	544,217	321,641
Reinsurance recoverables, net	1,119,880	857,876
Ceded unearned premium	238,948	203,901
Deferred policy acquisition costs	136,100	113,183
Deferred income taxes	27,865	30,486
Goodwill and intangible assets, net	88,040	87,348
Other assets	137,173	86,698
Total assets	$4,791,852	$3,729,478
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$2,318,894	$1,782,383
Unearned premiums	774,035	637,185
Deferred ceding commission	46,453	40,434
Reinsurance and premium payables	279,888	177,070
Funds held for others	128,003	102,665
Accounts payable and accrued liabilities	115,034	76,206
Notes payable	100,411	100,000
Subordinated debt, net of debt issuance costs	19,569	19,536
Total liabilities	3,782,287	2,935,479
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 40,511,222 and 40,127,908 shares issued and outstanding, respectively	405	401
Additional paid-in capital	730,555	718,598
Accumulated other comprehensive income (loss)	11,457	(22,120)
Retained earnings	267,148	97,120
Total stockholders’ equity	1,009,565	793,999
Total liabilities and stockholders’ equity	$4,791,852	$3,729,478

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2025	2024	2025	2024

Revenues:
Net earned premiums	$356,800	$293,240	$1,304,505	$1,056,722
Commission and fee income	415	806	6,855	6,703
Net investment income	23,512	20,734	83,619	80,600
Net investment gains (losses)	5,229	(10,413)	22,149	6,342
Other (loss) income	(371)	35	(587)	(167)
Total revenues	385,585	304,402	1,416,541	1,150,200
Expenses:
Losses and loss adjustment expenses	212,671	196,320	795,022	669,809
Underwriting, acquisition and insurance expenses	103,536	85,487	377,359	311,757
Transaction costs	10,944	—	14,019	—
Interest expense	2,290	2,091	7,919	9,496
Amortization expense	472	908	1,636	2,007
Other expenses	1,025	1,042	4,162	4,392
Total expenses	330,938	285,848	1,200,117	997,461
Income before income taxes	54,647	18,554	216,424	152,739
Income tax expense	11,417	4,148	46,396	33,911
Net income	$43,230	$14,406	$170,028	$118,828
Comprehensive income:
Net income	$43,230	$14,406	$170,028	$118,828
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized gains (losses) on investments, net of tax	3,092	(14,735)	33,092	9,792
Reclassification adjustment for (losses) gains on securities no longer held, net of tax	(1,174)	(5,682)	485	(8,959)
Total other comprehensive income (loss)	1,918	(20,417)	33,577	833
Comprehensive income (loss)	$45,148	$(6,011)	$203,605	$119,661

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2025	2024	2025	2024

Weighted average basic shares	40,494,443	40,107,617	40,407,310	40,056,475
Weighted average diluted shares	41,902,370	41,622,397	41,808,046	41,377,460

Basic earnings per share	$1.07	$0.36	$4.21	$2.97
Diluted earnings per share	$1.03	$0.35	$4.07	$2.87
Basic adjusted operating earnings per share	$1.21	$0.83	$4.14	$3.16
Diluted adjusted operating earnings per share	$1.17	$0.80	$4.00	$3.06

Annualized ROE (1)	17.5%	7.2%	18.9%	16.3%
Annualized adjusted ROE (2)	19.8%	16.7%	18.6%	17.4%
Annualized ROTE (3)	19.3%	8.1%	20.9%	18.6%
Annualized adjusted ROTE (4)	21.8%	18.8%	20.6%	19.8%

			December 31	December 31
			2025	2024

Shares outstanding			40,511,222	40,127,908
Fully diluted shares outstanding			42,292,371	42,059,182

Book value per share			$24.92	$19.79
Fully diluted book value per share			$23.87	$18.88
Fully diluted tangible book value per share			$21.79	$16.80

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended December 31,				Twelve months ended December 31,
(unaudited)	2025		2024		2025		2024
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$54,647	$43,230	$18,554	$14,406	$216,424	$170,028	$152,739	$118,828
Less (add):
Net investment gains (losses)	5,229	4,137	(10,413)	(8,226)	22,149	17,401	6,342	5,010
Net impact of loss portfolio transfer	—	—	(12,398)	(9,794)	—	—	(11,598)	(9,162)
Transaction costs	(10,944)	(8,658)	—	—	(14,019)	(11,014)	—	—
Other (loss) income	(371)	(293)	35	28	(587)	(461)	(167)	(132)
Other expenses	(1,025)	(811)	(1,042)	(823)	(4,162)	(3,270)	(4,392)	(3,470)
Adjusted operating income	$61,758	$48,855	$42,372	$33,221	$213,043	$167,372	$162,554	$126,582

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense, transaction costs and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2025	2024	2025	2024
Income before income taxes	$54,647	$18,554	$216,424	$152,739
Add:
Transaction costs	10,944	—	14,019	—
Interest expense	2,290	2,091	7,919	9,496
Amortization expense	472	908	1,636	2,007
Other expenses	1,025	1,042	4,162	4,392
Less (add):
Net investment income	23,512	20,734	83,619	80,600
Net investment gains (losses)	5,229	(10,413)	22,149	6,342
Other (loss) gain	(371)	35	(587)	(167)
Underwriting income	$41,008	$12,239	$138,979	$81,859

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	December 31,
(unaudited)	2025	2024
Stockholders’ equity	$1,009,565	$793,999
Less: Goodwill and intangible assets	88,040	87,348
Tangible stockholders’ equity	$921,525	$706,651

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division (Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Accident & Health	$67,297	$44,594	50.9%	$254,102	$173,073	46.8%
Agriculture and Credit (Re)insurance	18,687	21,113	(11.5)%	346,212	118,070	193.2%
Captives	62,376	57,765	8.0%	275,694	241,902	14.0%
Construction & Energy Solutions	58,558	73,837	(20.7)%	274,318	296,582	(7.5)%
Global Property	19,801	18,713	5.8%	178,128	201,796	(11.7)%
Professional Lines	34,320	39,130	(12.3)%	149,231	159,785	(6.6)%
Specialty Programs	91,304	52,151	75.1%	322,705	218,407	47.8%
Surety	45,876	37,889	21.1%	168,148	143,965	16.8%
Transactional E&S	41,362	43,163	(4.2)%	197,779	189,669	4.3%
Total gross written premiums(1)	$439,581	$388,355	13.2%	$2,166,317	$1,743,249	24.3%

(1) Excludes exited business